UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10 /A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STRATUS CAPITAL CORP.

(Exact name of the registrant as specified in its charter)

Delaware	83-1161556
(State or Other Jurisdiction of Incorporation or Organization)	(IRS EmployerIdentification No.)

8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111

  (Address of Principal Executive Offices and Zip Code)

(720) 214-5000

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
N/A	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.0001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	X

		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

EXPLANATORY NOTE

Stratus Capital Corp. (the "Company") is filing this Amendment No. 1 to its Form 10 filed with the Securities and Exchange Commission on September 9, 2019 for the purpose of revising Item 2 – Financial Information, Item 9 - Market Price Of And Dividends On The Registrant's Common Equity And Related Stockholder Matters, Item 13 - Financial Statements and Supplementary Data, Item 15 – Financial Statements and Exhibits and the Exhibit Index. All other information in this filing speaks as of the original date of the filing.

ITEM 1: DESCRIPTION OF BUSINESS

Our History

Stratus Capital Corp., a Delaware corporation, (“Stratus,” “we," "us" or “our”) was incorporated in Delaware on April 13, 2018, which was a result of a Delaware holding company reorganization from a predecessor corporation, Ashcroft Homes Corporation, formerly a Colorado corporation which was merged into a subsidiary and thereupon divested. Our principal executive offices are located at 8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111 and the telephone number is (720) 214-5000. We maintain a website at www.StratusCapCorp.com, which website is not incorporated herein.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2018, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

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We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt in to the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our:

/_/	financial position,
/_/	business plans,
/_/	budgets,
/_/	amount, nature and timing of capital expenditures,
/_/	cash flow and anticipated liquidity,
/_/	future operations of unknown nature costs,
/_/	acquisition and development of other technology,
/_/	future demand for any products and services acquired,
/_/	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

/_/	general economic conditions,
/_/	our cost of operations,
/_/	our ability to generate sufficient cash flows to operate,
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/_/	availability of capital,
/_/	the strength and financial resources of our competitors,
/_/	our ability to find and retain skilled personnel, and
/_/	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Overview

We intend to be engaged in the real estate and land development business in the United States. We intend to develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets. We operate under Stratus Capital Corp. We have historical presence and management experience in the mid-west and south-east regions. We plan to organize our business into the following operating segments:

  Early Stage Land Development
  In-fill Development of Single-Family Attached and Multi-Family Product
  Opportunistic Joint-Ventures, Partnerships, and Lending

Organizational Structure

Stratus Capital Corporation
Organizational Structure

LAND DEVELOPMENT	COMMERCIAL, RESIDENTIAL & MIXED USE DEVELOPMENT	JOINT-VENTURES, PARTNERSHIPS AND LENDING

ENTITLEMENT	SINGLE & MULTI FAMILY PRODUCT	INFILL JOINT-VENTURES

ASSET REPOSITIONING	SENIOR HOUSING	STRATEGIC PARTNERSHIPS

DEVELOPMENT	CONSTRUCTION SERVICES	STRATEGIC LENDING

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Business Strategy

Our long-term strategy:

•	Pursuing opportunities within our core markets;

•	Developing high-quality relationships with our asset partners;

•	Maintaining a cost-efficient culture; and

•	Appropriately balancing risk and opportunity.

We are committed to improving the communities we work within and enhancing the lifestyle of our neighborhoods. Delivering on this involves thoughtful planning to accommodate the needs of our various customers, homeowners and the surrounding community. We engage unaffiliated civil and architectural firms to develop and augment existing plans in order to ensure that our developments reflect current market updates to complement our surrounding communities.

We intend to acquire our assets in core locations where we can target maximizing long-term shareholder value and operate our business to capitalize on market appreciation and mitigate risks from economic downturns as we recognize the cyclical nature of the national real estate market. We intend to regularly assess our capital allocation strategy to drive shareholder return. We also take advantage of joint venture opportunities, partnerships and lending opportunities as they arise in order to secure asset allocations to share risk and maximize returns.

We intend to execute this strategy by:

•	Increasing our existing land supply through expanding market presence;

•	Combining land acquisition and development expertise with development operations;

•	Maintaining an efficient capital structure;

•	Selectively investing in joint-ventures, partnerships and lending opportunities; and

•	Employing and retaining a highly experienced management team with a strong operating track record.

Land and Development Strategies

Community development includes the acquisition and development of communities, which may include obtaining significant planning and entitlement approvals and completing construction of off-site and on-site utilities and infrastructure. We intend to generally operate as small community developers, but in some communities, we operate solely as merchant builders, in which case, we acquire fully planned and entitled lots and may construct on-site improvements or in-fill opportunities.

In order to maximize our expected risk-adjusted return, the allocation of capital for land investment is performed in the discretion of our management (2 persons) at the corporate level with a disciplined approach to overall portfolio management. Macro and micro indices, including but not limited to employment, housing starts, new home sales, re-sales and foreclosures, along with market related shifts in competition, land availability and consumer preferences, are carefully analyzed to determine our land and homebuilding strategy. Our long-term plan is compared on an ongoing basis to current conditions in the marketplace as they evolve and is adjusted to the extent necessary.

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Community Integration

We intend to complement each community or neighborhood and governing municipality we interact with, beginning with an overall community master plan and then determining the specific asset opportunity to maximize returns for our shareholders and the stakeholders of the area. After necessary governmental and other approvals have been obtained, we intend to improve the assets as planned.

The life cycle of an asset generally ranges from two to five years, commencing with the acquisition or investment in the asset and continuing through the development phase, concluding with the sale, construction or delivery of product types. The actual life cycle will vary based on the asset type, the development cycle and the general market conditions.

Sources and Availability of Raw Materials

When we commence our business plan of development, based on local market practices, we either directly, or indirectly through our subcontractors, intend to purchase drywall, cement, steel, lumber, insulation and the other building materials necessary to construct the various residential product asset classes we develop. While these materials are generally widely available from a variety of sources, from time to time we may experience material shortages on a localized basis which can substantially increase the price for such materials and our construction process can be slowed. We have multiple sources for the materials we intend to purchase, which will decrease the likelihood that we would experience significant delays due to unavailability of necessary materials.

Trades and Labor

Our construction, land and purchasing teams will coordinate subcontracting services and supervise all aspects of construction work and quality control. We intend to act as a general contractor for residential projects.

Subcontractors perform construction and land development scopes of work, generally under fixed-price contracts. The availability of labor, specifically as it relates to qualified tradespeople, at reasonable prices can be challenging in some markets as the supply chain responds to uneven industry growth and other economic factors that affect the number of people in the workforce.

Procurement and Construction

We plan to have a comprehensive procurement program that leverages our size and regional presence to achieve efficiencies and cost savings. Our procurement objective is to maximize cost and process efficiencies to ensure consistent utilization of established contractual arrangements.

Sales and Marketing

Our marketing program will be built out utilizing a balanced approach of corporate support and local expertise to attract potential lot buyers or homebuyers in a focused, efficient and cost-effective manner. Our sales and marketing teams will provide a generalized marketing framework across our regional operations. We hope to maintain product and price level differentiation through market and customer research to meet the need of our homebuilders and homebuyers.

The central element of our marketing platform is our web presence at www.StratusCapCorp.com. The main purpose of these websites is to connect with potential customers.

Competition

The land development and homebuilding business is highly competitive and fragmented. We compete with numerous national and local competitors of varying sizes, most of which have greater sales and financial resources

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than us. We compete primarily on the basis of location, lot availability, product design, quality, service, price and reputation.

In order to maximize our sales volumes, profitability and product strategy, we strive to understand our competition and their pricing, product and sales volume strategies and results. Competition among residential land developers and homebuilders of all sizes is based on a number of interrelated factors, including location, lot sizes, reputation, amenities, floor plans, design, quality and price.

Seasonality

We expect to experience variability in our results on a quarterly basis therefore our results may fluctuate significantly on a quarterly basis, and we must maintain sufficient liquidity to meet short-term operating requirements. Factors expected to contribute to these fluctuations include, but are not limited to:

•	the timing of the introduction and start of construction of new projects;

•	the timing of sales;

•	the timing of closings of homes, lots and parcels;

•	the timing of receipt of regulatory approvals for development and construction;

•	the condition of the real estate market and general economic conditions in the areas in which we operate;

•	Joint-venture, partnerships and loan and investment opportunities;

•	construction timetables;

•	the cost and availability of materials and labor; and

•	weather conditions in the markets in which we develop and build.

Regulation, Environmental, Health and Safety Matters

Regulatory

We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular property or locality. In a number of our markets, there has been an increase in state and local legislation requiring the dedication of land as open space. In addition, we are subject to various licensing, registration and filing requirements in connection with the construction, advertisement and sale of homes in our communities. The impact of these laws has been to increase our overall costs and may delay the opening of communities or cause us to conclude that development of particular communities would not be economically feasible, even if any or all necessary governmental approvals are obtained. We also may be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums in one or more of the areas in which we operate, including development of building lots for clients. Generally, such moratoriums relate to insufficient water, power, drainage or sewage facilities or inadequate road capacity.

In order to secure certain approvals in some areas, we may be required to provide affordable housing at below market sales prices of residential product or price certain percentage of building lots to meet these requirements. In addition, local and state governments have broad discretion regarding the imposition of development fees for projects under their jurisdictions, as well as requiring concessions or that the developer or builder construct certain

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improvements to public places such as parks and streets or fund schools. The impact of these requirements on us depends on how the various state and local governments in the areas in which we engage, or intend to engage, in development implement their programs. To date, these restrictions have not had a material impact on us.

We are subject to various state and federal statutes, rules and regulations, including those that relate to licensing, lending operations and other areas of mortgage origination and financing. The impact of those statutes, rules and regulations can increase our homebuyers’ cost of financing, increase our cost of doing business, as well as restrict our homebuyers’ access to some types of loans. Certain requirements provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") have not yet been finalized or fully implemented. The effect of such provisions on our financial services business will depend on the rules that are ultimately enacted. The title and settlement services provided by Inspired Title are subject to various regulations, including regulation by state banking and insurance regulators.

In order for our homebuyers to finance their home purchases with FHA-insured, Veterans Administration-guaranteed or U.S. Department of Agriculture-guaranteed mortgages, we are required to build such homes in accordance with the regulatory requirements of those agencies.

Some states have statutory disclosure requirements or other pre-approval requirements or limitations governing the marketing and sale of new homes. These requirements vary widely from state to state.

Some states require us to be registered as a licensed contractor, a licensed real estate broker and in some markets our sales agents are additionally required to be registered as licensed real estate agents.

Environmental

We also are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of public health and the environment (collectively, “environmental laws”). For example, environmental laws may affect: how we manage storm water runoff, wastewater discharges, and dust; how we develop or operate on properties on or affecting resources such as wetlands, endangered species, cultural resources, or areas subject to preservation laws; and how we address contamination. The particular environmental laws that apply to any given community vary greatly according to the location and environmental condition of the site and the present and former uses of the site. Complying with these environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and/or may prohibit or severely restrict development in certain environmentally sensitive regions or areas. Noncompliance with environmental laws could result in fines and penalties, obligations to remediate, permit revocation, and other sanctions; and contamination or other environmental conditions at or in the vicinity of our developments could result in claims against us for personal injury, property damage, or other losses.

As part of the land acquisition due diligence process, we intend to utilize environmental assessments to identify environmental conditions that may exist on potential acquisition properties.

We intend to manage compliance with environmental laws at the division level with assistance from the local consultants.

Health and Safety

We are committed to maintaining high standards in health and safety at all of our sites. Key areas of focus are on site conditions meeting exacting health and safety standards, and on subcontractor performance throughout our operating areas meeting or exceeding expectations.

Intellectual Property

We own certain logos and trademarks that are important to our overall branding and sales strategy. Our consumer logos are designed to draw on our recognized homebuilding heritage while emphasizing a customer-centric focus.

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Employees, Subcontractors and Consultants

As of September 3, 2019, we employ no persons except our officers serve on a part-time basis. Of these, all are engaged in land development, administration and construction operations, senior management facilitate joint-ventures, partnerships or loan investments. As of this date we were not subject to collective bargaining agreements. We consider our employee relations to be good.

We will act as a general contractor at times, or as project manager engaging local general contractors with all construction operations. We will use independent consultants and contractors for land planning, civil engineering, architectural, advertising and legal services.

Revenue

We have not recorded any revenue from June 28, 2018 (Inception) through December 31, 2018 or for the period from December 31, 2018 through the date of this filing. We had no revenues in the three and six months ending June 30 , 2019.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Factors Effecting Future Performance

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

We believe we are an insignificant participant among the land development and home building firms. There are many established land development and home building firms that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

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Forward-Looking Statements

This Form 10 contains or incorporates by reference “forward-looking statements,” as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

- statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

- statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions used in this report or incorporated by reference in this report.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this report. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention, is based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

A few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific “Risk Factors” identified below, include:

•         The extent and duration of the current economic environment, especially in the Colorado and Florida markets;

•         Any change in interest rates;

•         The willingness and ability of third parties to honor their contractual commitments;

•         Our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the home building industry for risk capital;

•         Our costs and the pricing of our services;

•         Environmental and other regulations, as the same presently exist and may hereafter be amended;

•         Our ability to identify, finance and integrate other acquisitions; and

•         Volatility of our stock price.

We undertake no responsibility or obligation to update publicly these forward-looking statements but may do so in the future in written or oral statements. Investors should take note of any future statements made by or on our behalf.

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RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of December 31, 2018, we had retained earnings of $42,465 and a stockholders’ deficit of $49,961. During the six months ended June 30, 2019 we incurred losses of $155,378, resulting in an accumulated deficit of $112,913 and a stockholders’ deficit of $119,839 at June 30, 2019.

Future losses are likely to occur as, until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the year ended December 31, 2018, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our directors and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 32 below), and "Conflicts of Interest." (page 32 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

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WE ARE NOT A REPORTING COMPANY AT THIS TIME BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10.

Upon the successful filing of this Form 10, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10 successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

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•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

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The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2018 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2018:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.

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CONTINUING WATER SHORTAGES IN COLORADO HAS CAUSED SEVERAL MUNICIPALITIES IN THE DENVER AREA TO CURB THE NUMBER OF WATER TAPS AVAILABLE FOR FUTURE DEVELOPMENT OR FLUCTUATE PRICING DRAMATICALLY.

The State of Colorado, where the Company is centered has experienced a shortage of water from its traditional sources, rain and snowmelt for the last few years. While precipitation in recent years have improved, there is no assurance that the future will continue that pattern and that existing resources will be sufficient. As a result, several municipalities have adopted measures to moderate development in an effort to save water. Almost all government jurisdictions have adopted rules restricting outdoor watering, including some restrictions on installing new lawns and other forms of landscaping. These and other possible restrictions may affect consumers’ desire to acquire new homes and may adversely affect the Company’s operations in the future by limiting the number of homes it is able to build and sell or a continuing cost in utility services.

IF WE PURSUE OUR OBJECTIVES OF EXPANDING OUR OPERATIONS THROUGH ACQUISITIONS, WE MAY BE UNABLE TO SUCCESSFULLY MANAGE THOSE ACQUISITIONS.

In connection with our anticipated acquisitions and new market expansion, we may face risks commonly encountered with growth through acquisitions and expansions. These risks include the incurrence of higher than anticipated capital expenditures and operating expenses, the adverse impact on our ongoing business resulting from greater attention of management to the acquired businesses or new market operations and difficulties encountered in integrating the operations and personnel of the acquired business. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered with acquisitions or expansions. To the extent the Company does not successfully avoid or overcome the risks or problems related to its acquisitions or expansions, the Company's results of operations and financial condition could be adversely affected.

To the extent that the Company expands into new markets or through acquisition, it will need to employ or consult with personnel that are knowledgeable in such markets. In addition, the success of any particular acquisition may be significantly dependent on retaining key members of the acquired company's existing management. There can be no assurance that the Company will be able to employ or retain the necessary personnel, that the Company will be able to successfully implement its management process and culture with local management or that the Company's expansion efforts will be successful.

WE ARE DEPENDENT ON THE EFFORTS OF OUR MANAGEMENT TEAM TO CONTINUE OUR OPERATIONS.

The Company's future success depends on the continued services of its executive and senior officers, especially our president, Richard Dean and Pedro Gonzalez. The loss of the services of one or more key personnel could have a material adverse effect upon the Company's operations. The Company's success also depends on its ability to attract and retain qualified personnel. There can be no assurances that the Company will be successful in attracting and retaining such personnel.

RISKS RELATED TO OUR SECURITIES

THERE IS A VERY LIMITED TRADING MARKET FOR OUR COMMON STOCK AND INVESTORS ARE NOT ASSURED OF THE OPPORTUNITY TO SELL THEIR STOCK, SHOULD THEY DESIRE TO DO SO.

Our common stock currently trades on the OTC Market. However, that stock has traded in very limited quantities in the past. We believe a significant factor in the limited market is our limited capitalization and liquidity, results of operation and the characterization of our stock as a “penny stock.” We hope to remedy our financial condition and results of operation in the future. This, in turn, may assist us in obtaining listing of our stock on the OTC-QB,

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Nasdaq or AMEX. However, there is no assurance that any of these objectives will be met or that the market will ever increase to a point where investors could sell their stock at a desirable price, should they desire to do so.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed on the OTC PINK. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common

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stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK IS GOING TO BE CLASSIFIED UNDER THE “SHELL” STATUS OF RULE 144(i) AND WILL NOT BE TRADEABLE EXCEPT UNDER LIMITED CIRCUMSTANCES.

Until and unless the Company meets certain criteria under Rule 144(i), our shares will not be tradeable for 1 year after we are no longer a “shell” defined as having minimal operations, and cash assets only, unless we file and pursue to effectiveness an Offering Statement on Form 1A or a Registration Statement on Form S-1. We also must remain current in our SEC filings under Section 13(a) of the Securities Exchange Act.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares of common stock are listed on the Over the Counter Bulletin Board. It is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will be sustained. If an active market does not continue, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

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LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the

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historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Stratus Capital Corp., a Delaware corporation, (“Stratus,” “we," "us" or “our”) was incorporated in Delaware on April 13, 2018, which was a result of a Delaware holding company reorganization from a predecessor corporation, Ashcroft Homes Corporation, formerly a Colorado corporation which was merged into a subsidiary and thereupon divested. Our principal executive offices are located at 8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111 and the telephone number is (720) 214-5000. We maintain a website at www.StratusCapCorp.com, which website is not incorporated herein.

We are engaged in the real estate and land development business in the United States. We intend to develop a portfolio of development opportunities in various stages along with opportunistic acquisitions and partnerships in our core-markets. We have historical presence and management experience in the mid-west and south-east regions. Our business is organized into the following operating segments:

  Early Stage Land Development
  In-fill Development of Single-Family Attached and Multi-Family Product
  Opportunistic Joint-Ventures, Partnerships, and Lending

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses with opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended general and administrative budget for the next twelve months is as follows:

	Q3 financial year ended December 31, 2019	Q4 financial year ended December 31, 2019	Q1 financial year ended December 31, 2020	Q2 financial year ended December 31, 2020	Twelve Month Total
Accounting	$4,000	$4,000	$4,000	$4,000	$16,000
Legal	5,000	5,000	5,000	5,000	20,000
Other fees	1,000	1,000	1,000	1,000	4,000
General and administrative	1,500	1,500	1,500	1,500	6,000
Miscellaneous	500	500	500	500	2,000
Salaries	18,000	18,000	18,000	18,000	72,000
Total Operating Expenses	$30,000	$30,000	$30,000	$30,000	$120,000

At this time, we have minimal cash on hand and no committed resources of debt or equity to fund these losses and will rely, potentially, on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater

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financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential real estate development and construction opportunities. We anticipate that we may be able to participate in only a few projects initially because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

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RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30 , 2019 AND FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018

We are a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed used properties .

Revenue

We recognized no revenue during the three months ended June 30 , 2019 or the period from June 28, 2018 (Inception) to June 30, 2018, as we had no revenue generating activities during th ese period s .

General and Administrative Expenses

During the three months ended June 30 , 2019, we incurred general and administrative expenses of $ 42,252 comprising officers’ compensation of $18,000, professional fees of $20,539, travel and entertainment of $2,451 and office expenses of $1,262.

By comparison, we incurred no operating expenses during the period from June 28, 2018 (Inception) to June 30, 2018.

Operating Loss

During the three months ended June 30 , 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we incurred operating loss es of $ 42,252 and $0, respectively, due to the factors discussed above.

Other Income (Expense)

During the three months ended June 30 , 2019, we incurred $ 942 in related party interest expense on a working capital loan provided to us by one of our directors and officers.

By comparison, during the period from June 28, 2018 (Inception) to June 30, 2018, we recognized a net gain of $311,426 with respect to the disposal of our subsidiary company, Ashcroft Operations, Inc. As of June 28, 2018, Ashcroft Operations, Inc. had no ongoing business or operations, no assets and liabilities totaling $312,426, $296,423 due under an IRS lien and $16,003 due to a related party. As an inducement for the Purchaser to acquire Ashcroft Operations, Inc. with outstanding net liabilities of $312,426, we paid the Purchaser $1,000. Accordingly, we recognized a net gain of $311,426 on the disposal of the subsidiary.

Income (Loss) before Income Tax

During the three months ended June 30 , 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we incurred a loss before income taxes of $ 43,192 and a profit before taxes of $311,426, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the three months ended June 30 , 2019, as we incurred a taxable loss in the period.

No provision for income taxes was recorded during the period from June 28, 2018 (Inception) to June 30, 2018, as we were not liable to tax on our gain on the disposal of our subsidiary company.

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Net Income ( Loss )

During the three months ended June 30 , 2019 and the period from the period from June 28, 2018 (Inception) to June 30, 2018, we incurred a net loss of $ 43,192 and recognized net income of $311,426, respectively , due to the factors discussed above.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018

Revenue

We recognized no revenue during the six months ended June 30, 2019 or during the period from June 28, 2018 (Inception) to June 30, 2018, as we had no revenue generating activities during these periods .

General and Administrative Expenses

During the six months ended June 30, 2019, we incurred general and administrative expenses of $153,764 comprising officers’ compensation of $111,500, professional fees of $37,789, travel and entertainment of $2,451 and office expenses of $2,024.

By comparison, we incurred no operating expenses during the period from June 28, 2018 (Inception) to June 30, 2018.

Operating Loss

During the six months ended June 30, 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we incurred operating loss es of $153,764 and $0, respectively, due to the factors discussed above.

Other Income (Expense) Net

During the six months ended June 30, 2019, we incurred $1,614 in related party interest expense on a working capital loan provided to us by one of our directors and officers.

By comparison, during the period from June 28, 2018 (Inception) to June 30, 2018, we recognized a net gain of $311,426 with respect to the disposal of our subsidiary company, Ashcroft Operations, Inc. As of June 28, 2018, Ashcroft Operations, Inc. had no ongoing business or operations, no assets and liabilities totaling $312,426, $296,423 due under an IRS lien and $16,003 due to a related party. As an inducement for the Purchaser to acquire Ashcroft Operations, Inc. with outstanding net liabilities of $312,426, we paid the Purchaser $1,000. Accordingly, we recognized a net gain of $311,426 on the disposal of the subsidiary.

Income (Loss) before Income Tax

During the six months ended June 30, 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we incurred a loss before income taxes of $155,378 and recognized income before income tax of $311,426, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the six months ended June 30, 2019, as we incurred a taxable loss in the period.

No provision for income taxes was recorded during the period from June 28, 2018 (Inception) to June 30, 2018, as we were not liable to tax on our gain on the disposal of our subsidiary company.

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Net Income (Loss)

During the six months ended June 30, 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we incurred a net loss of $155,378 and recognized net income of $311,426, respectively, due to the factors discussed above.

CASH FLOW

At June 30 , 2019, we had cash of $ 393 , no other assets, no revenue - generating activities or other source of income , and outstanding liabilities of $ 120,232 and a stockholders’ deficit of $ 119,839 .

Consequently, we are dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to develop a profitable real estate development business seeking to develop or redevelop residential, commercial or mixed used properties that will allow us to meet our ongoing operating expenses and liabilities as they fall due. There is no assurance that we will be successful in creating such a successful business.

Future losses are likely to occur as, until we are able to develop a profitable real estate business, we have no sources of income to meet our ongoing operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period from June 28, 2018 (inception) to December 31, 2018, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

	Six months ended June 30, 2019	Period from June 28, 2018 (Inception) to June 30, 2018

Net Cash Used in Operating Activities	$(34,803)	$—
Net Cash Used in Investing Activities	—	(1,000)
Net Cash Provided by Financing Activities	35,196	1,000
Net Change in Cash and Cash Equivalents	$393	$—

Operating Activities

During the six months ended June 30 , 2019, we incurred a net loss of $ 155,378, which included $75,500 in stock compensation and was partially offset for cash flow purposes by a $ 37 ,615 increase in accrued expenses – related parties and a $7,460 in crease in accounts payable , resulting in net cash of $ 34,803 being used in operations.

By comparison, we recognized net income of $311,346 during the period from June 28, 2018 (Inception) to June 30, 2018 comprising the non-cash gain on the disposal of our subsidiary company. Consequently, we neither generated nor used funds in operating activities during the period from June 28, 2018 (Inception) to June 30, 2018

Investing Activities

During the six months ended June 30 , 2019, we neither generated nor used funds in investing activities.

By comparison, during the period from June 28, 2018 (Inception) to June 30, 2018, we paid $1,000 as an inducement for the purchaser of Ashcroft Operations, Inc. to acquire the subsidiary company.

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Financing Activities

During the six months ended June 30 , 2019, we received $10,000 from the sale of 1,000,000 share of Series A Preferred Stock to one of our directors and officers, $ 25,596 by way of loan from one of our directors and officers , and repaid $400 with respect to our previously - overdraw bank account , resulting in a total of $ 35,196 generated from financing operations.

By comparison, during the period from June 28, 2018 (Inception) to June 30, 2018, we received $1,000 by way of loan from one of our directors and officers.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to become a profitable real estate development company seeking to develop or redevelop residential, commercial or mixed used properties. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

RESULTS OF OPERATIONS FOR PERIOD FROM JUNE 28, 2018 (INCEPTION) TO DECEMBER 31, 2018

We are a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed used properties

Revenue

We recognized no revenue during the period from June 28, 2018 (Inception) to December 31, 2018 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the period from June 28, 2018 (Inception) to December 31, 2018, we incurred general and administrative expenses of $268,478 comprising officers’ compensation of $238,000, accounting, auditing, legal and share transfer agent fees totaling $27,484 and sundry office expenses of $2,994.

Operating Loss

During the period from June 28, 2018 (Inception) to December 31, 2018, we incurred an operating loss of $128,478 due to the factors discussed above.

Interest and Other Income (Expenses) Net

During the period from June 28, 2018 (Inception) to December 31, 2018, we incurred $483 in related party interest expense on a working capital loan provided to us by one of our directors and officers, and a $311,426 gain on the sale of our subsidiary.

Loss before Income Tax

During the period from June 28, 2018 (Inception) to December 31, 2018, we earned a net income before income taxes of $42,465 due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the period from June 28, 2018 (Inception) to December 31, 2018, as after adjusting for the non-taxable gain on the disposal of our subsidiary company, we incurred a taxable loss in the period

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Net Loss

During the period from June 28, 2018 (Inception) to December 31, 2018, we earned a net income of $42,465, due to the factors discussed above.

CASH FLOW

At December 31, 2018, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities and retained earnings of $42,465.

Consequently, we are dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to develop a profitable real estate development business seeking to develop or redevelop residential, commercial or mixed used properties that will allow us to meet our ongoing operating expenses and liabilities as they fall due. There is no assurance that we will be successful in creating such a successful business.

Future losses are likely to occur as, until we are able to develop a profitable real estate business, we have no sources of income to meet our ongoing operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period from June 28, 2018 (Inception) to December 31, 2018, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Period From June 28, 2018 (Inception) to
December 31, 2018

Net Cash Used in Operating Activities	$(29,757)
Net Cash Used in Investing Activities	(1,000)
Net Cash Provided by Financing Activities	30,757
Net Movement in Cash and Cash Equivalents	—

Operating Activities

During the period from June 28, 2018 (Inception) to December 31, 2018, we earned a net income of $42,465 which included $220,000 in non-cash, stock-based compensation, an increase in accounts payable of $721 and an increase in accrued expenses – related parties of $18,483 resulting in net cash of $29,757 being used in operations.

Investing Activities

During the period from June 28, 2018 (Inception) to December 31, 2018, we paid $1,000 as an inducement for the purchaser of Ashcroft Operations, Inc. to acquire the subsidiary company.

Financing Activities

During the period from June 28, 2018 (Inception) to December 31, 2018, we received $30,357 by way of loan from one of our directors and officers and overdrew our bank account by $400 resulting in a total of $30,757 generated from financing operations.

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We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to become a profitable real estate development company seeking to develop or redevelop residential, commercial or mixed used properties. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page F-10. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of December 31, 2018, we have no off-balance sheet arrangements.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

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Recently Issued Accounting Pronouncements

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this ASU allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Act and will improve the usefulness of information reported to financial statement users. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance of the ASU. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from nonemployees and applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. ASC 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. This update is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. We adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. The ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. We are evaluating the effect that this update will have on its financial statements and related disclosures.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our financial statements and related disclosures.

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CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of December 31, 2018 or June 30 , 2019.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2018 or June 30, 2019 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 and June 30, 2019 :

•	The Company did not maintain effective controls over certain aspects of the financial reporting process
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because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the period from June 28, 2018 (inception) to June 30 , 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

We rent a storage unit on a month to month basis for $120 per month as storage for our historic books and records.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 3, 2019 the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Title of Class	Name and Address of Beneficial Owners[6]	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Richard O. Dean[1]	6,971,330	32.39%
Common	Reagan K. Dean[3]	2,017,271	9.37%
	Total[2]	8,989,051	41.76%

Preferred	Richard O. Dean[1,4,5]	675,000	67.5%
Preferred	Reagan K. Dean[3]	325,000	32.5%
	Total[2]	1,000,000	100%

Common	Pedro C. Gonzalez[1]	2,836,984	13.18%
Common	Willamette Group Trust[8]	121,545	0.56%
	Total[7]	2,958,529	13.74%

Common	Casablanca Homes[9]	1,200,0000	5.75%

Common	All officers and directors as a group (2 persons)[2,7]	11,947,580	55.5%
Preferred	All officers and directors as a group (1 person)[2,4]	1,000,000	100%

_______________________________________

(1)	Officer or director of the Company.

(2)	Includes shares held by Mr. Dean’s wife.

(3)	Shares held by Mr. Dean’s wife.

(4)	The record Holders of the Series A Preferred Super Majority Voting Stock shall have the right to vote on any matter with holders of Common Stock and may vote as required on any action, which Delaware law provides may or must be approved by vote or consent of the holders of the specific series of voting preferred shares and the holders of common shares. The Record Holders of the Series A Preferred Shares shall have that number of votes equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Delaware law
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provides may or must be approved by vote or consent of the holders of other series of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any.

(5)	Includes 325,000 Preferred Shares held by Mr. Dean’s wife, Reagan K. Dean. (Series A Preferred Shares votes 60% equivalent of common).

(6)	8480 East Orchard Road, Suite 1100, Greenwood Village, Colorado 80111.

(7)	Includes 121,545 Willamette Group Trust shares.

(8)	Beneficially owned by Pedro C. Gonzalez, an officer and director of our Company.

(9)	Beneficially owned by John Chen, deceased.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of September 3, 2019:

Name	Age	Position	Since
Richard O. Dean	62	Chief Executive Officer, President, Chairman of the Board and Director	June 28, 2018 (Inception)
Pedro C. Gonzalez	45	Chief Financial Officer, Secretary and Director	June 28, 2018 (Inception)

Richard O. Dean

Mr. Dean was Chairman and CEO of Ashcroft, predecessor and successor for the last 20 years, Mr. Dean became CEO and founder of Stratus Capital Corporation upon the reorganization of Ashcroft into a holding company and has been an active real estate developer and member of the Denver Metro community over the last 40 years. Mr. Dean has held various senior management capacities in the land, commercial, multifamily and homebuilding industries. Mr. Dean has built greater than 2,000 single family units, entitled over 20 subdivisions resulting in 10,000 lots and has managed significant commercial and multi-family development. Mr. Dean is responsible for overseeing all phases of the companies’ land acquisition, entitlement and growth directives. Simultaneous with Ashcroft management Mr. Dean has been the Managing Partner for Stratus Companies since 2000 to current, Stratus Companies is a real estate development and holding company.

Pedro C. Gonzalez

Mr. Gonzalez was Director, Secretary and Chief Financial Officer of Ashcroft, predecessor and successor since 2003, and became Director, Secretary and Chief Financial Officer of Stratus Capital Corporation upon the reorganization of Ashcroft into a holding company. Mr. Gonzalez’s responsibilities include operations oversight, compliance, reporting and key metric management for our business operations.  Prior to joining the Company Mr. Gonzalez has held management positions with private equity, public institutional REIT’s, homebuilding and asset management organizations since 2002.  Mr. Gonzalez’s focus on portfolio growth, management and disposition on a national basis to provide operational stability and financial growth for our shareholders and stakeholders. Simultaneous with Ashcroft management Mr. Gonzalez has been the General Partner for Allegiance Group, LP

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since 2008 to current, Allegiance Group is an opportunity fund with focus in real estate and lending.

No family relationships exist between any of the officers or Directors of the Company.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

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ITEM 6: EXECUTIVE COMPENSATION

Executive compensation during the period of June 28, 2018 (inception) through December 31, 2018, was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	OPTIONS AWARDS ($)	NONQUALI-FIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP	TOTAL
Richard O. Dean, Director, Chief Executive Officer, President	2018	$36,000	$0	$137,500	$0	$0	$0	$173,500

Pedro C. Gonzalez Director, VP, COO and Chief Financial Officer	2018	$36,000	$0	$82,500	$0	$0	$0	$118,500

(1) 4,000,000 shares were issued in total, 2,500,000 to Richard Dean and 1,500,000 to Pedro Gonzalez. The shares were valued at $220,000 based on the grant date share price of $0.055.

Employment Agreements

Executive officers Richard O. Dean and Pedro C. Gonzalez have employment agreements, each annually renewable.

Mr. Dean, President and Chief Executive Officer, receives a base salary of $36,000 annually and is entitled to receive a minimal annual increase of 6.5%. The entirety of the Employment Agreement is attached hereto as Exhibit 10.1.

Mr. Gonzalez, Vice President, Chief Operating Officer and Chief Financial Officer, receives a base salary of $36,000 annually and is entitled to receive a minimal annual increase of 6.5%. The entirety of the Employment Agreement is attached hereto as Exhibit 10.2.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Officers Remuneration

Effective September 30, 2018, we issued 4,000,000 shares of common stock as compensation to two directors and officers. We valued the stock at $220,000 based on the share price of $0.055 on the grant date.

Related Party Loan

During the period June 28, 2019 (Inception) to December 31, 2018, a partnership controlled by one of our directors and officers, who is also our principal shareholder, advanced to us $30,357 by way of a promissory note to finance our expenses.

During the six months ending June 30, 2019, a partnership controlled by one of our directors and officers, who is also our principal shareholder, advanced to us a further $25,596 by way of a promissory note to finance our expenses.

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Preferred Share Issuance

Effective January 17, 2019, we issued 1,000,000 shares of Series A Super Majority Voting Preferred Stock for cash consideration of $10,000 and compensation for services totaling $75,500 to one of our directors and officers and his wife who is also our principal shareholder. Series A Preferred can vote equivalent of 60% of common stock at all times. The stock was valued using a market approach at $85,500 by an independent valuation firm.

Employment Agreements

Executive officers Richard O. Dean and Pedro C. Gonzalez have employment agreements, each annually renewable.

Mr. Dean, President and Chief Executive Officer, receives a base salary of $36,000 annually and is entitled to receive a minimal annual increase of 6.5%. The entirety of the Employment Agreement is attached hereto as Exhibit 10.1.

Mr. Gonzalez, Vice President, Chief Operating Officer and Chief Financial Officer, receives a base salary of $36,000 annually and is entitled to receive a minimal annual increase of 6.5%. The entirety of the Employment Agreement is attached hereto as Exhibit 10.2.

Reorganization Summary

The predecessor of Ashcroft Homes Corporation became inactive in 2004 and withdrew its registration as an SEC 12(g) reporting company, and thereafter in 2018, completed a merger to redomicile with its newly formed Delaware subsidiary, Ashcroft Homes Merger Co. (AHMC).  The company then formed Ashcroft Operations, Inc. and Stratus Capital Corp. in May 2018, as wholly owned subsidiaries.  The Articles of each subsidiary recorded in Delaware made stock provisions identical to those of the Ashcroft homes Merger Co., so that it could perform a Holding Company reorganization (Stratus Capital Corp. becoming the holding company) under Delaware General Corporation Laws, Section 251(g), as further explained below.

    Reorganization into a Holding Company Structure - Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), Ashcroft Homes Merger Co. (AHMC) entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Stratus Capital Corp. (SCC) and Ashcroft Operations, Inc., (Ashcroft Operations, Inc.), wholly-owned subsidiaries of AHMC in June 2018. The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of AHMC with and into Ashcroft Operations, Inc., with Ashcroft Operations, Inc. being the surviving corporation in the merger, as a subsidiary. The shareholders of AHMC are converted, by the holding company reorganization, under the Agreement, to shareholders of SCC on a one for one basis pursuant to the Agreement. Ashcroft Operations, Inc. was the surviving company of the merger with AHMC, Ashcroft Operations, Inc. being immediately thereafter, a wholly-owned subsidiary of SCC, the holding company. SCC became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, Ashcroft Operations, Inc., the surviving company of the merger with AHMC.  As a result of the Holding Company Reorganization, shareholders in publicly quoted AHMC (formerly the shareholders of Ashcroft Homes, Inc.) became shareholders in the publicly quoted SCC. AHMC ceased to exist as an independent legal entity following its merger with Ashcroft Operations, Inc. Ashcroft Operations, Inc. became a subsidiary company of SCC with Ashcroft Operations, Inc. owning the subsidiary companies formerly owned by AHMC (CCHL).
    The Reorganization has been accounted for so as to reflect the fact that both AHMC and SCC were under common control at the date of the Reorganization, similar to a reverse acquisition of AHMC and its subsidiary companies by SCC. On June 29, 2018, SCC sold 100% of the issued share capital of its subsidiary, Ashcroft Operations, Inc., to an unrelated third party.

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Stock Options

We have an incentive stock option plan, which provides for the granting by the Board of Directors of stock options to directors and officers for the purchase of authorized but unissued common shares. Please see Exhibit 4.2.

As of date of this filing, no stock options were issued and outstanding.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SRUS MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade on the OTC PINK and quotations for the common stock are listed by the OTC Markets under the symbol "SRUS." On September 25, 2018 the symbol changed from “ASHC” to “SRUS” after a holding company reorganization.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

During the quarter ended June 30 , 2019 and the fiscal years ended December 31, 2018 and 2017, we (and our predecessor Ashcroft Homes) had a trading history as follows:

	HIGH	LOW
Quarter Ended:

March 31, 2019	$0.04	$0.023
June 30, 2019	$0.03	$0.013

March 31, 2018	$0.02	$0.005
June 30, 2018	$0.005	$0.005
September 30, 2018	$0.055	$0.005
December 31, 2018	$0.055	$0.022

March 31, 2017	$0.012	$0.012
June 30, 2017	$0.04	$0.12
September 30, 2017	$0.027	$0.02
December 31, 2017	$0.02	$0.02

Last Reported Price.

On September 3, 2019, the last reported bid price of our shares of common stock reported on the OTC PINK was $0.02 per share.

Record Holders.

There were 271 holders of record as of September 3, 2019. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

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Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Shares of Common Stock

We have sold no unregulated securities in the past three years, except:

Effective September 30, 2018, we issued 4,000,000 shares of common stock as compensation to two directors and officers. We valued the stock at $220,000 based on the share price of $0.055 on the grant date.

Effective January 17, 2019, we issued 1,000,000 shares of Series A Super Majority Voting Preferred Stock for cash consideration of $10,000 and compensation for services rendered totaling $75,500 to one of our directors and officers who is also our principal shareholder. It can vote equivalent of 60% of common stock at all times. The stock was valued at $85,500 by an independent valuation firm using a market approach.

The transactions were exempt from Registration under Section 4(a)2 of the Securities Act of 1933.

35

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 25,000,000 shares of our Common Stock, $0.0001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock with $0.0001 par value (the "Preferred Stock") with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

1,000,000 shares of Series A Super Majority Voting Preferred Stock are issued and outstanding.

A total of 21,525,481 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Delaware General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

36

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Delaware subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the period June 28, 2018 (inception) to December 31, 2018 appear at the end of this registration statement on pages F-1 though F-13. Our unaudited financial statements for the three and six months ended June 30 , 2019 appear as pages F-14-F-2 7 .

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 30, 2018, we appointed Heaton & Company, PLLC, dba Pinnacle Accountancy Group of Utah, as our independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Our audited financial statements for the period June 28, 2018 (inception) to December 31, 2018 appear at the end of this registration statement on pages F-1 though F-13. Our unaudited financial statements for the three and six months ended June 30 , 2019 appear as pages F-14-F-2 7 .

Exhibits

See the Exhibit Index following the signature page.

37

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Stratus Capital Corporation

Date:	October 30 , 2019	By:	/s/ Richard O. Dean
Richard O. Dean Chief Executive Officer (Principal Executive Officer)

Date:	October 30 , 2019	By:	/s/ Pedro C. Gonzalez
Pedro C. Gonzalez Chief Financial Officer (Principal Accounting Officer)

38

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

3.(i).1	Certification of Incorporation - Delaware - Stratus Capital Corp. – 4.13.18 (1)

3.(ii).1	Bylaws (1)

4.1	Certificate of Designation of Series A Preferred Super Majority Voting Stock (1)
4.2	Stratus Capital Corp. 2019 Stock Option and Award Plan (1)

10.1	Agreement and Plan of Merger and Reorganization into Holding Company Structure – Ashcroft Homes Merger Corp., Ashcroft Operations, Inc. and Stratus Capital Corp. (1)

10.2	Richard O. Dean Employment Agreement (1)

10.3	Pedro C. Gonzalez Employment Agreement (1)

10.4	Richard O. Dean Revised Employment Agreement (1)

10.5	Pedro C. Gonzalez Revised Employment Agreement (1)

23.1	Consent of Independent Registered Public Auditing Firm

(1) Incorporated by reference from the exhibits included in the Company's Form 10 filed with the Securities and Exchange Commission (www.sec.gov), dated September 9, 2019.

39

STRATUS CAPITAL CORPORATION

FINANCIAL STATEMENTS

C O N T E N T S

CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX -MONTH PERIOD S ENDED JUNE 30 , 2019 AND FOR THE PERIOD FROM JUNE 29, 2018 (INCEPTION) TO JUNE 30, 2018
COVER PAGE	F-15

CONDENSED UNAUDITED BALANCE SHEETS AS OF JUNE 30 , 2019 AND DECEMBER 31, 2018	F-17

CONDENSED UNAUDITED STATEMENT OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019 AND FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018	F-18

CONDENSED UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019 AND FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018	F-19

CONDENSED UNAUDITED STATEMENT OF CASH FLOWS FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019 AND FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018	F-20

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS	F-21-F-2 7

40

STRATUS CAPITAL CORPORATION

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 28, 2018 (INCEPTION) TO DECEMBER 31, 2018

F-1

STRATUS CAPITAL CORPORATION

AUDITED FINANCIAL STATEMENTS

C O N T E N T S

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Stratus Capital Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stratus Capital Corp. (the “Company”) as of December 31, 2018, the related statements of operations, changes in shareholders’ deficit, and cash flows for the period of June 28, 2018 (Inception) to December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31 2018, and the results of its operations and its cash flows for the period of June 28, 2018 (Inception) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception, has accumulated a significant deficit, has negative cash flows from operations, and currently has no revenues. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Farmington, UT

September 4, 2019

F-3

STRATUS CAPITAL CORPORATION
BALANCE SHEET

DECEMBER 31,
2018

ASSETS

Current Assets
Cash and Cash Equivalents	$—

Total Current Assets	—

Total Assets	$—

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Checks Drawn in Excess of Bank Balance	$400
Accounts Payable	721
Accruals - Related Parties	18,483
Note Payable - Related Party	30,357

Total Current Liabilities	49,961

Total Liabilities	49,961

Commitments and Contingencies (Note 8)	—

Shareholders' Deficit
Preferred Stock, $0.0001 par value, 10,000,000 shares
authorized, 0 issued or outstanding	—
Common Stock, $0.0001 par value, 25,000,000 shares
authorized, 21,525,481 issued and outstanding	2,153
Additional Paid in Capital	(94,579)
Retained Earnings	42,465

Total Shareholders' Deficit	(49,961)

Total Liabilities and Shareholders' Deficit	$—

The accompanying notes are an integral part of these audited financial statements

F-4

STRATUS CAPITAL CORPORATION
STATEMENT OF OPERATIONS

FOR THE PERIOD
FROM JUNE 28, 2018 (Inception)
TO DECEMBER 31, 2018

REVENUE	$—

EXPENSES
General and administrative expenses	268,478

Total Expenses	268,478

OPERATING LOSS	(268,478)

OTHER (INCOME) EXPENSE
Gain on sale of subsidiary company	(311,426)
Interest - related party	483

Total Other (Income) Expense	(310,943)

INCOME (LOSS) BEFORE TAXES	42,465

TAXES	—

NET INCOME (LOSS)	$42,465

Net Income (Loss) per Common Share: Basic and Diluted	$0.00

Weighted Average Common Shares Outstanding: Basic and Diluted	19,503,976

The accompanying notes are an integral part of these audited financial statements

F-5

STRATUS CAPITAL CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

			Additional
	Common Shares		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance at June 28, 2018 (Inception)	—	$—	$—	$—	$—

Reverse recapitalization	17,525,481	1,753	(314,179)	—	(312,426)

Shares issued as officers' compensation	4,000,000	400	219,600	—	220,000

Net income for the period	—	—	—	42,465	42,465

Balance at December 31, 2018	21,525,481	$2,153	$(94,579)	$42,465	$(49,961)

The accompanying notes are an integral part of these audited financial statements

F-6

STRATUS CAPITAL CORPORATION
STATEMENT OF CASH FLOW

FOR THE PERIOD
FROM JUNE 28, 2018 (Inception)
TO DECEMBER 31, 2018

Cash Flow from Operating Activities:

Net Income	$42,465
Adjustments to reconcile net income to
net cash used in operating activities
Stock based compensation	220,000
Gain on disposal of subsidiary company	(311,426)

Changes in working capital items:
Accounts payable	721
Accruals - related parties	18,483

Net Cash Used in Operating Activities	(29,757)

Net Cash Used in Investing Activities
Payment on disposal of subsidiary company	(1,000)

Net Cash Flow from Investing Activities	(1,000)

Net Cash Flow from Financing Activities
Checks drawn in excess of bank balance	400
Advances under note payable - related party	30,357

Net Cash Provided by Financing Activities	30,757

Net Change in Cash:	—

Beginning Cash:	$—

Ending Cash:	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—
Cash paid for tax	$—

Non Cash Financing Activities:

Settlement of liabilities through disposal of subsidiary company	$312,426

The accompanying notes are an integral part of these audited financial statements
F-7

STRATUS CAPITAL CORPORATION

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 28, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Stratus Capital Corporation., a Delaware corporation, (“Status Capital”, “the Company”, “We", "Us" or “Our’) is a publicly quoted real estate development company seeking to develop or redevelop residential, commercial or mixed used properties.

History

Stratus Capital was incorporated in Delaware on April 13, 2018.

Effective June 28, 2018, following a corporate reorganization as described below (‘the Holding Company Reorganization” or ‘the reverse recapitalization”), Stratus Capital became the reorganized successor to Ashcroft Homes Corporation, a publicly quoted real estate company that ceased trading in 2004.

Reorganization into a Holding Company Structure for Stratus Capital Corp, Inc., reorganization successor to Ashcroft Homes Corporation.

In May 2018, Ashcroft Homes Corporation, a Colorado corporation, redomiciled to Delaware by merging with its wholly owned subsidiary, Ashcroft Homes Merger Co. (“ASHMC”), effective on June 15, 2018.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), ASHMC entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Stratus Capital Corporation (“Stratus Capital”) and Ashcroft Operations, Inc., (Ashcroft Operations, Inc.), wholly-owned subsidiaries of ASHMC, effective June 28, 2018.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of ASHMC with and into Ashcroft Operations, Inc., with Ashcroft Operations, Inc. being the surviving corporation in the merger, as a subsidiary to Stratus Capital.

ASHMC ceased to exist as an independent legal entity following its merger with Ashcroft Operations, Inc.

The shareholders of ASHMC were converted, by the holding company reorganization, under the Agreement, to shareholders of Stratus Capital on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

Ashcroft Operations, Inc., the surviving company of the merger with ASHMC, became a wholly-owned subsidiary of Stratus Capital, the holding company.

Stratus Capital became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, Ashcroft Operations, Inc., the surviving company of the merger with ASHMC.

F-8

As a result of the Holding Company Reorganization, shareholders in publicly quoted ASHMC (formerly the shareholders of Ashcroft Homes Corporation as of the date of the reorganization) became shareholders in the publicly quoted Stratus Capital.

Ashcroft Operations, Inc, being the direct successor by the merger with ASHMC, became a subsidiary company of Stratus Capital.

Disposal of Ashcroft Operations, Inc.

Effective June 29, 2018, Stratus Capital disposed of 100% of the issued share capital of its sole subsidiary company, Ashcroft Operations, Inc., to an unrelated third party for a $1,000 payment made to the purchaser to assume ownership of the subsidiary company with outstanding liabilities.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both AHMC and Stratus Capital were under common control at the date of the Holding Company Reorganization.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and had a shareholders’ deficit of $49,961 as of December 31, 2018. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The accompanying financial statement reflect the operations of Stratus Capital Corporation, the sole surviving entity as a result of the reorganization and disposal activities described in Note 1, from its inception on June 28, 2018 through December 31, 2018. The Company has selected December 31 as its financial year end. The Company has not earned any revenue to date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2018, our cash balance was $0.

F-9

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5, 6 and 9 below for details of related party transactions in the period presented.

Fixed Assets:

We owned no fixed assets as of December 31, 2018.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Revenue Recognition:

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. Since that date, the FASB has issued additional ASUs providing further revenue recognition guidance (collectively, “Topic 606”). Topic 606 clarifies the principles for recognizing revenues and costs related to obtaining and fulfilling customer contracts, with the objective of improving financial reporting. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Topic 606 defines a five-step process to achieve this core principle, and more judgment and estimates are required under Topic 606 than were required under the prior generally accepted accounting principles of Topic 605, Revenue Recognition (“Topic 605”). In accordance with Topic 606, service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer.

During the period from June 28, 2018 (Inception) to December 31, 2018, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur.  No advertising costs were incurred during the period June 28, 2018 (Inception) to December 31, 2018.

F-10

Stock Based Compensation:

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the goods or services received or the measurement date fair value of the equity instruments issued, whichever is the more readily determinable, in accordance with ASC 505 Equity-Based Payments to Non-Employees. Measurement date for non-employees is the earlier of performance commitment date or the completion of services. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued, in accordance with ASC 718 Compensation - Stock Compensation.

Net Loss per Share Calculation:

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the period June 28, 2018 to December 31, 2018.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. GAIN ON DISPOSAL OF SUBSIDIARY COMPANY

Effective June 28, 2018, we disposed of 100% of the issued and outstanding share capital of our subsidiary company, Ashcroft Operations, Inc. to an independent third party (the “Purchaser”).

As of June 28, 2018, Ashcroft Operations, Inc. had no ongoing business or operations, no assets and liabilities totaling $312,426, $296,423 due under an IRS lien and $16,003 due to a related party.

As an inducement for the Purchaser to acquire Ashcroft Operations, Inc. with outstanding net liabilities of $312,426, we paid the Purchaser $1,000.

Accordingly, we recognized a net gain of $311,426 in respect of the disposal of the subsidiary company as Other Income in our statement of operations.

NOTE 5. ACCRUALS - RELATED PARTIES

As of December 31, 2018, a balance of $18,000 accrued compensation was due to our current officers and directors and $483 in accrued interest on the loan made to us by a partnership controlled by one of our directors and officers who is also our principal shareholder.

NOTE 6. NOTE PAYABLE – RELATED PARTY

During the period June 28, 2018 (Inception) to December 31, 2018, a partnership controlled by one of our directors and officers, who is also our principal shareholder, advanced to us $30,357 by way of a promissory note to finance our working capital requirements.

The promissory note is unsecured, due on demand and bears interest at 8% per annum.

As at December 31, 2018, the balance outstanding under the promissory note was $30,357.

F-11

NOTE 7. INCOME TAXES

We did not provide any current or deferred US federal income tax provision or benefit for any of the period June 28, 2018 to December 31, 2018 as, after adjusting for the non-taxable gain on the sale of our subsidiary company, we incurred tax losses during the period.  When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period June 28, 2018 (Inception) to December 31, 2018 as defined under ASC 740, "Accounting for Income Taxes."  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

Period from June 28, 2018 (Inception) to December 31, 2018

Statutory U.S. Federal Income Tax Rate	21%
State Income Taxes	5%
Change in Valuation Allowance	(26)%
Effective Income Tax Rate	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

Period from June 28, 2018 (Inception) to December 31, 2018

Tax credit (expense) at statutory rate (26%)	$(11,041)
Non taxable gain on sale of subsidiary company	80,971
Increase in valuation allowance	(69,930)
Net deferred tax assets	$—

As of December 31, 2018, the Company had a federal net operating loss carryforward of approximately $268,961, which expire beginning in 2038. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

NOTE 8. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the period June 28, 2018 (Inception) to December 31, 2018, and, to the best of our knowledge, no legal proceedings are pending or threatened.

F-12

Contractual Obligations

We rent a storage unit for $120 per month under a month to month agreement.

Effective October 1, 2018, we entered into three-year employment agreements with two of our directors and officers. Each individual is entitled to a salary of $36,000 per year and bonuses and stock options to be determined and issued at a later date.

NOTE 9. SHAREHOLDERS’ DEFICIT

Preferred Stock

As of December 31, 2018, we were authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001.

No shares of preferred stock were issued and outstanding as of June 28, 2018 (Inception), the effective date of the Holding Company Reorganization.

No shares of preferred stock were issued and outstanding during the period June 28, 2018 (Inception) to December 31, 2018.

No series of preferred stock or rights for preferred stock had been designated at December 31, 2018.

Common Stock

As of December 31, 2018, we were authorized to issue 25,000,000 shares of common stock with a par value of $0.0001.

As of June 28, 2018, the effective date of the reverse recapitalization, 17,525,481 shares of common stock were issued and outstanding in our predecessor company with a total par value of $1,753 and negative balance of additional paid in capital totaling $(314,179).

Effective September 30, 2018, we issued 4,000,000 shares of common stock as compensation to two of our directors and officers. We valued this stock issuance at $220,000 based on the share price of $0.055 as of the grant date.

As of December 31, 2018, 21,525,481 shares of common stock were issued and outstanding.

Warrants

No warrants were issued or outstanding during the period June 28, 2018 (Inception) to December 31, 2018.

Stock Options

We have an incentive stock option plan, which provides for the granting by the Board of Directors of stock options to directors and officers for the purchase of authorized but unissued common shares.

As of date of this filing, no stock options were issued and outstanding.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2018, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required other than as discussed below:

Effective January 17, 2019, we issued 1,000,000 shares of Series A Preferred Stock, valued by an independent third-party

F-13

valuation firm at $85,500 using a market approach, for consideration of $10,000 cash and $75,500 compensation expense to one of our directors and officers who is also our principal shareholder.

F-14

STRATUS CAPITAL CORPORATION

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX -MONTH PERIOD S ENDED JUNE 30 , 2019

AND

FOR THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018

F-15

STRATUS CAPITAL CORPORATION

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019

AND FOR THE PERIOD JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018

C O N T E N T S

PAGE

CONDENSED UNAUDITED BALANCE SHEETS AS OF JUNE 30 , 2019 AND DECEMBER 31, 2018	F-17

CONDENSED UNAUDITED STATEMENT S OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019 AND THE PERIOD FROM JUNE 28, 2018 (Inception) TO JUNE 30, 2018	F-18

CONDENSED UNAUDITED STATEMENT S OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE AND SIX MONTHS ENDED JUNE 30 , 2019 AND THE PERIOD FROM JUNE 28, 2018 (Inception) TO JUNE 30, 2018	F-19

CONDENSED UNAUDITED STATEMENT S OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30 , 2019 AND THE PERIOD FROM JUNE 28, 2018 (Inception) TO JUNE 30, 2018	F-20

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS	F-21-F-2 7

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STRATUS CAPITAL CORPORATION
CONDENSED UNAUDITED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2019	2018

ASSETS

Current Assets
Cash and Cash Equivalents	$393	$—

Total Current Assets	393	—

Total Assets	$393	$—

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Checks Drawn in Excess of Bank Balance	$—	$400
Accounts Payable	8,181	721
Accruals - Related Parties	56,098	18,483
Note Payable - Related Party	55,953	30,357

Total Current Liabilities	120,232	49,961

Total Liabilities	120,232	49,961

Commitments and Contingencies (Note 7)

Shareholders' Deficit
Preferred Stock, $0.0001 par value, 9,000,000 shares
authorized, 0 issued and outstanding	—	—
Series A Preferred Stock, $0.0001 par value, 1,000,000 shares
authorized, 1,000,000 and 0 issued and outstanding, respectively	100	—
Common Stock, $0.0001 par value, 25,000,000 shares
authorized, 21,525,481 issued and outstanding	2,153	2,153
Additional Paid In Capital	(9,179)	(94,579)
Retained Earnings (Accumulated Deficit)	(112,913)	42,465

Total Shareholders' Deficit	(119,839)	(49,961)

Total Liabilities and Shareholders' Deficit	$393	$—

The accompanying notes are an integral part of these condensed unaudited financial statements

F-17

STRATUS CAPITAL CORPORATION
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

		FOR THE PERIOD		FOR THE PERIOD
	FOR THE THREE-MONTHS ENDED	FROM JUNE 28 , 2018 (Inception) TO	FOR THE SIX-MONTHS ENDED	FROM JUNE 28 , 2018 (Inception) TO
	JUNE 30,	JUNE 30,	JUNE 30,	JUNE 30,
	2019	2018	2019	2018

REVENUE	$—	$—	$—	$—

EXPENSES
General and administrative expenses	42,250	—	153,764	—

Total Expenses	42,250	—	153,764	—

OPERATING LOSS	(42,250)	—	(153,764)	—

OTHER (INCOME) EXPENSE
Gain on disposal of subsidiary company	—	311,426	—	311,426
Interest - related party	942	—	1,614	—

INCOME (LOSS) BEFORE TAXES	(43,192)	311,426	(155,378)	311,426

TAXES	—	—	—	—

NET INCOME (LOSS)	$(43,192)	$311,426	$(155,378)	$311,426

Net Income (Loss) per Common Share: Basic and Diluted	$(0.00)	$0.02	$(0.01)	$0.02

Weighted Average Common Shares Outstanding: Basic and Diluted	21,525,481	17,525,481	21,525,481	17,525,481

The accompanying notes are an integral part of these condensed unaudited financial statements

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STRATUS CAPITAL CORPORATION
CONDENSED UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

						Retained
					Additional	Earnings /
	Preferred Shares		Common Shares		Paid-In	(Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit)	Total

Balance at June 28, 2018 (Inception)	—	$—	—	$—	$—	$—	$—

Reverse recapitalization	—	—	17,525,481	1,753	(314,179)	—	(312,426)

Net income for the period	—	—	—	—	—	311,426	311,426

Balance at June 30, 2018	—	$—	17,525,481	$1,753	$(314,179)	$311,426	$(1,000)

Balance at December 31, 2018	—	$—	21,525,481	$2,153	$(94,579)	$42,465	$(49,961)

Issuance of preferred shares for cash	116,959	12	—	—	9,988	—	10,000

Issuance of preferred shares for services	883,041	88	—	—	75,412	—	75,500

Net loss for the quarter	—	—	—	—	—	(112,186)	(112,186)

Balance at March 31, 2019	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(69,721)	$(76,647)

Net loss for the quarter	—	—	—	—	—	(43,192)	(43,192)

Balance at June 30, 2019	1,000,000	$100	21,525,481	$2,153	$(9,179)	$(112,913)	$(119,839)

The accompanying notes are an integral part of these condensed unaudited financial statements

F-19

STRATUS CAPITAL CORPORATION
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS

		FOR THE PERIOD
	FOR THE SIX-MONTHS ENDED	FROM JUNE 28, 2018 (Inception) TO
	JUNE 30, 2019	JUNE 30, 2018

Cash Flows from Operating Activities:

Net Income (Loss)	$(155,378)	$311,426
Adjustments to reconcile net income (loss) to
net cash used in operating activities
Preferred stock issued as compensation	75,500	—
Gain on disposal of subsidiary company	—	(311,426)

Changes in working capital items:
Accounts payable	7,460	—
Accruals - related parties	37,615	—

Net Cash Flows Used in Operating Activities	(34,803)	—

Net Cash Flows from Investing Activities
Payment on disposal of subsidiary company	—	(1,000)

Net Cash Flows from Investing Activities	—	(1,000)

Net Cash Flows from Financing Activities
Checks drawn in excess of bank balance	(400)	—
Advances under note payable - related party	25,596	1,000
Preferred stock issued for cash	10,000	—

Net Cash Flows Provided by Financing Activities	35,196	1,000

Net Change in Cash:	393	—

Beginning Cash:	$—	$—

Ending Cash :	$393	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these condensed unaudited financial statements

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STRATUS CAPITAL CORPORATION

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2019

AND THE PERIOD FROM JUNE 28, 2018 (INCEPTION) TO JUNE 30, 2018

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Stratus Capital Corporation, a Delaware corporation, (“Stratus Capital,” “the Company,” “We," "Us" or “Our’) is a publicly-quoted real estate development company seeking to develop or redevelop residential, commercial or mixed-use properties.

History

Stratus Capital was incorporated in Delaware on April 13, 2018.

Effective June 28, 2018, following a corporate reorganization as described below (“the Holding Company Reorganization” or “the reverse recapitalization”), Stratus Capital became the reorganized successor to Ashcroft Homes Corporation, a publicly-quoted real estate company that ceased trading in 2004.

Reorganization into a Holding Company Structure for Stratus Capital Corp, Inc., reorganization successor to Ashcroft Homes Corporation.

In May 2018, Ashcroft Homes Corporation, a Colorado corporation, redomiciled to Delaware by merging with its wholly-owned subsidiary, Ashcroft Homes Merger Co. (“ASHMC”), effective on June 15, 2018.

Pursuant to the Delaware Holding Company formation statute, DGCL Section 251(g), ASHMC entered into an Agreement and Plan of Merger and Reorganization into a Holding Company with Stratus Capital Corporation (“Stratus Capital”) and Ashcroft Operations, Inc., (Ashcroft Operations, Inc.), wholly-owned subsidiaries of ASHMC, effective June 28, 2018.

The Agreement and Plan of Merger and Reorganization into a Holding Company provided for the merger of ASHMC with and into Ashcroft Operations, Inc., with Ashcroft Operations, Inc. being the surviving corporation in the merger, as a subsidiary to Stratus Capital.

ASHMC ceased to exist as an independent legal entity following its merger with Ashcroft Operations, Inc.

The shareholders of ASHMC were converted, by the holding company reorganization, under the Agreement, to shareholders of Stratus Capital on a one for one basis pursuant to the Agreement and the Delaware Statute Sec. 251(g).

Ashcroft Operations, Inc., the surviving company of the merger with ASHMC, became a wholly-owned subsidiary of Stratus Capital, the holding company.

Stratus Capital became the parent holding company resulting under the Agreement, pursuant to Delaware General Corporation Law section 251(g), with its wholly owned subsidiary company, Ashcroft Operations, Inc., the surviving company of the merger with ASHMC.

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As a result of the Holding Company Reorganization, shareholders in publicly quoted ASHMC (formerly the shareholders of Ashcroft Homes Corporation as of the date of the reorganization) became shareholders in the publicly quoted Stratus Capital.

Ashcroft Operations, Inc, being the direct successor by the merger with ASHMC., became a subsidiary company of Stratus Capital.

Divestiture of Ashcroft Operations, Inc.

Effective June 29, 2018, Stratus Capital disposed of 100% of the issued share capital of its sole subsidiary company, Ashcroft Operations, Inc., to an unrelated third party for a $1,000 payment made to the purchaser to assume ownership of the subsidiary company with outstanding liabilities.

The Holding Company Reorganization has been accounted for so as to reflect the fact that both AHMC and Stratus Capital were under common control at the date of the Holding Company Reorganization.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and for the six-month period ended June 30, 2019 incurred a loss of $ 155,378 and had an accumulated deficit of $112,913 as of June 30, 2019. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied. The accompanying financial statements reflect the operations of Stratus Capital Corporation, the sole surviving entity as a result of the reorganization and disposal activities described in Note 1, from its inception on June 28, 2018 through June 30, 2019. The Company has selected December 31 as its financial year end. The Company has not earned any revenue to date.

Interim Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2019 and for the related periods presented, have been included. The results for the six-month period ended June 30, 2019 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto for the period from June 28, 2018 (Inception) to December 31, 2018 filed in our Form 10 on September 9, 2019.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

We maintain cash balances in a non-interest-bearing account that currently do not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2019 and December 31, 2018, our cash balances were $393 and $0, respectively.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements.  Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our cash, bank overdraft, accounts payable, accrued expenses - related parties and note payable – related party. The carrying amount of our bank overdraft, accounts payable, accrued expenses- related parties and note payable – related party approximates their fair values because of the short-term maturities of these instruments

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 4, 5 and 8 below for details of related party transactions in the period presented.

Fixed Assets:

We owned no fixed assets as of June 30, 2019 or December 31, 2018.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and

F-23

liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Leases:

We recognize a lease liability, reported in other liabilities on the condensed balance sheets, for each lease based on the present value of remaining minimum fixed rental payments (which includes payments under any renewal option that we are reasonably certain to exercise), using a discount rate that approximates the rate of interest we would have to pay to borrow on a collateralized basis over a similar term. We also recognize a right-of-use asset, reported in other assets on the condensed balance sheets, for each lease, valued at the lease liability, adjusted for prepaid or accrued rent balances existing at the time of initial recognition. The lease liability and right-of-use asset are reduced over the term of the lease as payments are made and the assets are used.

Minimum fixed rental payments are recognized on a straight-line basis over the life of the lease as costs and expenses on our condensed statements of earnings. Variable and short-term rental payments are recognized as costs and expenses as they are incurred.

In accordance with ASC 842, we have made an accounting policy election to not apply the new standard to lessee arrangements with a term of one year or less and no purchase option that is reasonably certain of exercise. We will continue to account for these short-term arrangements by recognizing payments and expenses as incurred, without recording a lease liability and right-of-use asset.

We have also made an accounting policy election for both our lessee and lessor arrangements to combine lease and non-lease components. This election is applied to all of our lease arrangements as our non-lease components are not material and do not result in significant timing differences in the recognition of rental expenses or income.

In addition, we elected the package of practical expedients upon adoption which permits us to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs.

As of June 30, 2019 and December 31, 2018, our sole lease was for a storage unit for $120 per month under a month to month agreement with no purchase option. Accordingly, we did not apply the new standard to this short-term lease and we continue to account for this short-term arrangement by recognizing payments and expenses as incurred, without recording a lease liability and right-of-use asset.

Revenue Recognition:

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. Since that date, the FASB has issued additional ASUs providing further revenue recognition guidance (collectively, “Topic 606”). Topic 606 clarifies the principles for recognizing revenues and costs related to obtaining and fulfilling customer contracts, with the objective of improving financial reporting. The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to

F-24

customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Topic 606 defines a five-step process to achieve this core principle, and more judgment and estimates are required under Topic 606 than were required under the prior generally accepted accounting principles of Topic 605, Revenue Recognition. In accordance with Topic 606, service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer.

During the six-month period ended June 30, 2019 and the period from June 28, 2018 (Inception) to June 30, 2018, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred the six-month period ended June 30, 2019 and the period from June 28, 2018 (Inception) to June 30, 2018.

Stock-Based Compensation:

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the goods or services received or the measurement date fair value of the equity instruments issued, whichever is the more readily determinable, in accordance with ASC 505 Equity-Based Payments to Non-Employees. Measurement date for non-employees is the earlier of performance commitment date or the completion of services. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued, in accordance with ASC 718 Compensation - Stock Compensation.

Net Loss per Share Calculation:

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all potentially dilutive common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

There were no potentially dilutive securities issued or outstanding during the six-month period ended June 30, 2019 or the period from June 28, 2018 (Inception) to June 30, 2018.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. GAIN ON DISPOSAL OF SUBSIDIARY COMPANY

Effective June 28, 2018, we disposed of 100% of the issued and outstanding share capital of our subsidiary company, Ashcroft Operations, Inc. to an independent third party (the “Purchaser”).

As of June 28, 2018, Ashcroft Operations, Inc. had no ongoing business or operations, no assets and liabilities totaling $312,426, $296,423 due under an IRS lien and $16,003 due to a related party.

As an inducement for the Purchaser to acquire Ashcroft Operations, Inc. with outstanding net liabilities of $312,426, we paid the Purchaser $1,000.

Accordingly, we recognized a net gain of $311,426 in respect of the disposal of the subsidiary company as Other Income in our statement of operations.

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NOTE 5. ACCRUED EXPENSES - RELATED PARTIES

As of June 30, 2019 and December 31, 2018, balances of $54,000 and $18,000, respectively, in accrued compensation were due to our current officers and directors. Further, $2,098 and $483, respectively, in accrued interest was accrued in respect of the loan made to us by a partnership controlled by one of our directors and officers who is also our principal shareholder (Note 6).

NOTE 6. NOTE PAYABLE – RELATED PARTY

During the six-month period ended June 30, 2019, a partnership controlled by one of our directors and officers, who is also our principal shareholder, advanced to us $25,596 by way of a promissory note to finance our working capital requirements.

The promissory note is unsecured, due on demand and bears interest at 8% per annum.

As of June 30, 2019, and December 31, 2018, the balance outstanding under the promissory note was $55,953 and $30,357, respectively.

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the six-month period ended June 30, 2019 or the period from June 28, 2018 (Inception) to June 30, 2018, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We rent a storage unit for $120 per month under a month-to-month agreement.

Effective October 1, 2018, we entered into three-year employment agreements with two of our directors and officers. Each individual is entitled to a salary of $36,000 per year and bonuses and stock options to be determined and issued at a later date.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Stock

As of June 30, 2019, we were authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001.

No shares of preferred stock were issued or outstanding as of June 30, 2019.

Series A Preferred Stock

Effective January 17, 2019, we issued 1,000,000 shares of Series A Preferred Stock, valued by an independent third-party valuation firm using a market approach at $85,500, to one of our directors and officers who is also our principal shareholder, for cash consideration of $10,000 and services rendered of $75,500.

The shares of Series A Preferred Stock carry super majority voting rights such that they can vote the equivalent of 60% of common stock at all times.

As of June 30, 2019, 1,000,000 shares of Series A preferred stock were issued and outstanding.

No other series of preferred stock had been designated at June 30, 2019.

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Common Stock

The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001.

As of June 30, 2019 and December 31, 2018, 21,525,481 shares of common stock were issued and outstanding.

Stock Options

We have an incentive stock option plan, which provides for the granting by the Board of Directors of stock options to directors and officers for the purchase of authorized but unissued common shares. No stock options have been granted under this plan since its inception.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2019, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required.

F-27